                     MODIFICATION AND RATIFICATION OF LEASE

    This Modification and Ratification of Lease is made and entered into, effective the 24th day of July, 1995, between THE WOODLANDS CORPORATION (Lessor) and CHAMPION COMMUNICATIONS SERVICES, INC. (Lessee) for and in consideration of One Dollar ($1.00), and other good and valuable consideration.

                              W I T N E S S E T H:

    1. Lessor and Lessee hereby confirm and ratify (as modified below) all of the terms, conditions and covenants in that certain Lease Agreement dated November 10, 1994, modified by Modification and Ratification of Lease dated April 4, 1995, under which Lessee has leased 4,629 square feet of net rentable area in that building located at 1610 Woodstead Court, Suite 330, The Woodlands, Montgomery County, Texas.

    2. Lessor and Lessee agree that effective August 1, 1995 ("Expansion Area Effective Date"), the area of the Premises shall be increased by 812 square feet of net rentable area ("Expansion Area") which Expansion Area is outlined on attached Exhibit "A", changing the size of the Premises to 5,441 square feet of net rentable area.

    3. Lessor and Lessee agree that, effective on the Expansion Area Effective Date, the Base Rent, as set out in Section 5 of the Lease Agreement, shall be as follows:


                  Period                           Monthly Base Rent
                  ------                           -------------------
August 1, 1995 through November 30, 1997           $4,935.00 per month
December 1, 1997 through December 31, 1999         $5,287.67 per month

    4. Lessor agrees to make alterations and improvements ("Improvements") to the Expansion Area, upon the terms set forth in Exhibit "B" attached hereto.


    5. Lessee, contemporaneously with the execution of this Lease has deposited with Lessor the sum of eight hundred seventy-nine and 67/100 ($879.67) as additional Security Deposit, to be held subject to the terms of Section 4. of the Lease.


SIGNED this the 23 day of June, 1995, at The Woodlands, Texas.


                                        LESSOR:

                                        THE WOODLANDS CORPORATION

                                        BY: /s/ ERIC H. WOJNER
                                           -----------------------------------
                                        NAME:  Eric H. Wojner
                                             ---------------------------------
                                        TITLE: Vice President-
                                               Investment Properties

                                        LESSEE:

                                        CHAMPION COMMUNICATIONS SERVICES, INC.

                                        BY: /s/ DAVID A. TERMAN
                                           -----------------------------------
                                        Name:    David A. Terman
                                        Title:   President

                       [MAP OF THE WOODSTEAD BUILDING]

                                   EXHIBIT B

Champion Communications Services, Inc.
1610 Woodstead Court, Suite 300
The Woodlands, Texas 77380

Re: Leasehold improvements for 812 rentable square feet (706 usable square feet) of ("Expansion Area") space in a building known as 1610 Woodstead Court in The Woodlands, Texas.

Gentlemen:

    Lessor is pleased to quote for your approval the cost of work necessary to construct the proposed leasehold improvements in the above referenced space.

The cost of work is based upon the attached drawings dated June 6, 1995

    Total Cost of Work                     $5,379.50
    Lessor Allowance                       $5,379.50
    Total Amount Due from Lessee           $ -0-
                                           =========

    If Lessor further agrees to perform, at your request, any additional or non-standard work over and above that specified on the attached plans, such work shall be performed by Lessor, at your sole expense, as a tenant extra. Prior to commencing any such work requested by you, Lessor will submit to you written estimates of the cost of any such work. Within one (1) week from the date of submission thereof by Lessor, you shall either provide written approval of the estimate for construction, submit to Lessor revisions in the plans and specifications, or notify Lessor that the work is no longer requested. You agree to pay Lessor promptly upon being billed, therefore, the cost of all such work, together with fifteen percent (15%) of the cost for Lessor's overhead. You agree that in the event of default in payment thereof, Lessor shall (in addition to all other remedies) have the same rights as in the event of default of payment of rent under the Lease.

    It is agreed that, notwithstanding the date provided in the Lease as the effective date of the expansion, your obligation for the payment of increased rental thereunder shall not commence until Lessor has substantially completed all work to be performed by Lessor pursuant to this agreement; provided, however, that if Lessor shall be delayed in substantially completing the work as required hereunder as a result of:

*Lessor hereby agrees that if the total cost of work should exceed $5,379.50, Lessee will either reduce the scope of work and reduce the cost to equal the Lessor Allowance or Lessee agrees to pay the coverage amount in cash to Lessor prior to occupancy of the Expansion Area.

LEASEHOLD IMPROVEMENTS
Page 2

    (a) Your failure to timely furnish the information and approval as and when required;

    (b) Your request for materials, finishes or installations other than specified on plans attached;

    (c)  Your changes in approved plans or specifications; or

    (d) The performance by a person, firm or corporation employed by you and the completion of said work by said person, firm or corporation.


then the effective date of the expansion and the payment of increased rent thereunder shall be accelerated by the number of days of such delay.

    All monies due from you for leasehold improvements must be paid to Lessor prior to your occupancy of your space.

    Upon your approval as indicated below, Lessor will begin construction of your leasehold improvements and estimate construction completion within 4 weeks of commencement of construction.

                                        Sincerely,

/s/ DAVID A. TERMAN   7/7/95            By:  [ILLEGIBLE]
-------------------  --------              -------------------------------
Tenant Acceptance      Date                       Sales Director

                                            [ILLEGIBLE]
                                           -------------------------------
                                           Director of
                                           Tenant Improvements